                                                                   EXHIBIT 10.38

                             COOPERATION AGREEMENT

    This Agreement is made and entered into as of March 4, 1998, by and between Universal International, Inc., a Minnesota corporation ("UNIVERSAL") and 99CENTS Only Stores, a California corporation ("99CENTS ONLY") with respect to the following:

                                R E C I T A L S

    WHEREAS, on November 17, 1997, 99CENTS Only acquired 4,500,000 shares of the common stock, $0.001 par value per share (the "Common Stock"), of Universal, representing approximately 48% of the outstanding Common Stock;

    WHEREAS, on February 17, 1998, 99CENTS Only publicly announced that it had made a proposal to the Board of Directors of Universal to acquire 100% of the outstanding Common Stock of Universal for an exchange ratio of one share of 99CENTS Only for each 16 shares of Universal Common Stock;

    WHEREAS, 99CENTS Only has determined to effect the acquisition by an exchange offer (the "Offer") to all of the Universal stockholders;

                               A G R E E M E N T

    NOW, THEREFORE, in consideration of the foregoing and of the representations, warranties, covenants and agreements contained herein, the parties to this Agreement hereby agree as follows:

    1. AGREEMENT TO SUPPORT TENDER OFFER GENERALLY. Universal agrees to support the Offer by 99CENTS Only and not to make any statement privately or publicly opposing the Offer. Universal hereby agrees to cooperate generally with 99CENTS Only in the Offer by providing access during normal business hours to the books and records of Universal, as well as to Universal's officers and directors for purposes of providing information to make all appropriate filings under the applicable federal and state laws. Furthermore, Universal agrees to assist 99CENTS Only in soliciting proxies in favor of affording voting rights to the shares of Universal acquired by 99CENTS Only in the Offer.

    2. SCHEDULE 14D-9. Universal hereby agrees to file with the Securities and Exchange Commission ("SEC") in accordance with the provisions of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), its Solicitation Recommendation Statement on Schedule 14D-9 pertaining to the Offer (together with any amendments or supplements thereto, the "Schedule 14D-9") and to mail promptly (but in no event later than as is required by applicable law) the
Schedule 14D-9 to the stockholders of Universal. Universal agrees that in the
Schedule 14D-9 it will not oppose the Offer and will either support the Offer or take a position neutral to the position of 99CENTS Only. Universal shall provide to 99CENTS Only and its counsel draft copies of the Schedule 14D-9 as soon as practicable prior to its filing with the SEC such that 99CENTS Only and its legal counsel shall have a reasonable opportunity to review and comment on the
Schedule 14D-9. Universal shall provide to 99CENTS Only and its counsel in writing any comments Universal or its counsel may receive from the SEC or its staff with respect to the Schedule 14D-9 as soon as practicable after the receipt thereof. Universal represents and warrants to 99CENTS Only that the
Schedule 14D-9 will comply in all material respects with the provisions of applicable federal securities laws and the securities laws of the State of Minnesota. Each of 99CENTS Only and Universal represents and warrants to the other that the information provided and to be provided by 99CENTS Only and Universal, as the case may be, by or through their respective representatives for use in the Schedule 14D-9 shall not, on the date filed with the SEC, on the dates first published or sent or given to the stockholders of Universal and on the expiration date of the Offer, contain any untrue statement of a material fact with respect to such party or omit to state any material fact with respect to such party required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Universal and 99CENTS Only each agrees to correct promptly any information provided by it for use in the Schedule 14D-9 if and to the extent that it shall have become false or misleading in any material respect, and Universal further agrees to take all steps necessary to cause the Schedule 14D-9 as so corrected to be filed with the SEC and to be disseminated to stockholders of Universal to the extent required by applicable federal securities laws and the Minnesota Business Corporation Act ("Minnesota Laws").

    3. STOCKHOLDER LISTS. In connection with the Offer, Universal will promptly furnish 99CENTS Only with mailing labels, security position listings and any available listing or computer file containing the names and addresses of the record holders of Universal Common Stock as of a recent date and shall furnish 99CENTS Only with such additional information and assistance as 99CENTS Only or its agents may reasonably request in communicating the Offer to the record and beneficial holders of Universal Common Stock. Subject to the requirements of applicable law, and except for such steps as are necessary to disseminate the Offer documents, 99CENTS Only and their affiliates, associates, agents and advisors shall use the information contained in any such labels, listing and files only in connection with the Offer and, if this Agreement shall be terminated, will deliver to Universal all copies of such information then in their possession.

    4. COMPOSITION OF THE BOARD OF DIRECTORS; SECTION 14(f). (a) In the event that immediately following the Offer, 99CENTS Only owns at least a majority of the Universal Common Stock outstanding, 99CENTS Only shall be entitled to designate for appointment or election to Universal's Board of Directors and any committee thereof, upon written notice to Universal, that number of directors equal to the product of (i) the number of directors on the Universal Board of Directors or the applicable committee and (ii) the percentage which the number of shares of Universal Common Stock held by 99CENTS Only after the Offer bears to the total number of shares of Universal Common Stock outstanding, rounded up to the next whole number. Prior to consummation of the Offer, the Board of Directors of Universal will use its best efforts to either adopt an amendment to Universal's By-Laws to provide in effect that upon the request of 99CENTS Only following the acquisition by 99CENTS Only of a majority of the shares of Universal Common Stock outstanding pursuant to the Offer, the number of members of Universal's Board of Directors and any committee thereof shall be increased to the extent necessary to provide the persons designated by 99CENTS Only pursuant to this Section with representation on the Board of Directors and its committees, or will obtain the resignation of such number of directors as is necessary to enable such number of 99CENTS Only designees to be so elected.

    (b) Universal's obligations to cause designees of 99CENTS Only to be elected or appointed to the Board of Directors of Universal and any committee thereof shall be subject to Section 14(f) of the Exchange Act and Rule 14f-1 promulgated thereunder. Universal shall promptly take all actions required pursuant to such Section and Rule in order to fulfill its obligations under this Section and shall include in the Schedule 14D-9 such information with respect to 99CENTS Only and its officers and directors as is required under such Section and Rule in order to fulfill its obligations under this Section. 99CENTS Only will supply to Universal in writing any information with respect to it and its nominees, officers, directors and affiliates required by such Section and Rule.

    5. APPROVAL OF THE STOCKHOLDERS. Pursuant to the requirements of Section 302A.671 of the Minnesota Laws, the Offer requires (i) the affirmative vote of the holders of a majority of the voting power of all shares of Common Stock of Universal entitled to vote, including all shares held by 99CENTS Only, and (ii) the affirmative vote of the holders of a majority of the voting power of all shares of Common Stock of Universal entitled to vote, excluding the shares held by 99CENTS Only, and shares held by officers and employee directors of Universal. Without the affirmative vote of the stockholders of Universal, the shares of Universal Common Stock acquired by 99CENTS Only representing over 50% of the outstanding Common Stock of Universal would be denied voting rights. In accordance with Section 302A.671, 99CENTS Only and Universal shall cooperate to prepare and file with the SEC a registration statement on Form S-4 (the "Registration Statement"), a portion of which shall include a proxy statement (the "Offer Proxy Statement/Prospectus") with respect to a meeting of stockholders of Universal to vote on the Offer for purposes of Section 302A.671 of the Minnesota Laws. Each of 99CENTS Only and Universal represents and warrants to the other that the information provided and to be provided by 99CENTS Only and Universal, as the case may be, by or through their respective representatives for use in the Registration Statement shall not, and on the date filed with the SEC, and with respect to the Offer Proxy Statement/ Prospectus, on the dates first published or sent or given to the holders of Universal Common Stock, contain any untrue statement of a material fact with respect to such party or omit to state any material fact with respect to such party required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Universal and 99CENTS Only each agrees to correct promptly any information provided by it for use in the Offer Proxy Statement/Prospectus if and to the extent that it shall have become false or misleading in any material respect, and 99CENTS Only further agrees to take all steps necessary to cause the Registration Statement as so corrected to be filed with the SEC and for the Offer Proxy Statement/Prospectus to be disseminated to the holders of shares of Universal Common Stock, in each case as and to the extent required by applicable federal securities laws and the Minnesota Laws. Universal agrees to use its best efforts to obtain the approval of its stockholders pursuant to Section 302A.671 of the Minnesota Laws.

    6.  TAKEOVER PROVISIONS INAPPLICABLE; AMENDMENT TO RIGHTS
AGREEMENT. Universal agrees to take all necessary action to approve an amendment of the Rights Agreement, dated as of April 19, 1996 (the "Rights Agreement"), between Universal and Norwest Bank Minnesota, N.A., as rights agent Rights Agreement so that (a) none of the execution or delivery of this Agreement, the making of the Offer, the acceptance for payment or payment for shares of Universal Common Stock by 99CENTS Only pursuant to the Offer or the consummation of any other transaction with 99CENTS Only will result in (i) the occurrence of the "Distribution Date" described under Section 3 of the Rights Agreement, or (ii) the common stock purchase rights (the "Company Rights") issued pursuant to the Rights Agreement becoming evidenced by, and transferable pursuant to, certificates separate from the certificates representing Universal Common Stock, or (b) the Company Rights will be redeemed prior to 99CENTS Only becoming an "Acquiring Person" pursuant to the terms of the Rights Agreement.

    7. FILINGS. 99CENTS Only and Universal agree to (a) use all reasonable efforts to cooperate with one another in (i) determining which filings are required to be made prior to consummation of the Offer, and which consents, approvals, permits or authorizations are required to be obtained from states and foreign jurisdictions in connection with the consummation of the Offer and (ii) timely making such filings and timely seeking all such consents, approvals, permits or authorizations; and (b) use all reasonable efforts to take, or cause to be taken, all other action and do, or cause to be done, all other things necessary, proper or appropriate to consummate and make effective the Offer.

    8. TERMINATION. This Agreement may be terminated (i) by either 99CENTS Only or Universal if the Offer shall not have been consummated on or before September 30, 1998 or (ii) by the mutual written consent of Universal and 99CENTS Only authorized by their respective Boards of Directors. If this Agreement is terminated pursuant to this Section, this Agreement shall become void and of no effect with no liability on the part of any party hereto.

    9.  MISCELLANEOUS.

        (a) SEVERABILITY. Should any Section or any part of a Section within this Agreement be rendered void, invalid or unenforceable by any court of law for any reason, such invalidity or unenforceability shall not void or render invalid or unenforceable any other Section or part of a Section in this Agreement.

        (b) GOVERNING LAW. Except to the extent that the laws of Minnesota are mandatorily applicable to the Offer, this Agreement shall be governed by, and construed in accordance with, the laws of the State of California applicable to contracts executed in and to be performed in that State. All actions and proceedings arising out of or relating to this Agreement shall be heard and determined in any U.S. federal court located in the City of Los Angeles. The parties hereto hereby (i) submit to the exclusive jurisdiction of any U.S. federal court located in the City of Los Angeles for the purpose of any action arising out of or based upon this Agreement or the Offer brought by any party hereto, and (ii) waive, and agree not to assert by way of motion, as a defense, or otherwise, in any such action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the action is brought in an inconvenient forum, that the venue of the action is improper, or that this Agreement or the Offer may not be enforced in any or by any of the above-named courts.

        (c) NO ADVERSE CONSTRUCTION. The rule that a contract is to be construed against the party drafting the contract is hereby waived, and shall have no applicability in construing this Agreement or any provisions hereof.

        (d) COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

        (e) COSTS AND ATTORNEYS' FEES. In the event that any action, suit, or other proceeding is instituted concerning or arising out of this Agreement, the prevailing party shall recover all of such party's costs, and reasonable attorneys' fees incurred in each and every such action, suit, or other proceeding, including any and all appeals or petitions therefrom.

        (f) SUCCESSORS AND ASSIGNS. All rights, covenants and agreements of the parties contained in this Agreement shall, except as otherwise provided herein, be binding upon and inure to the benefit of their respective successors and assigns.

        (g) AMENDMENT. This Agreement may be amended by the parties hereto, by action taken by their respective Boards of Directors at any time before or after approval hereof by the stockholders, but after any such approval, no amendment shall be made which changes the consideration to be paid to the stockholders pursuant to the Offer, or which is otherwise not permitted by the California or Minnesota Laws, without the further approval of the stockholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

        (h) BEST EFFORTS. Subject to the terms and conditions of this Agreement, each party will use its best efforts to take, or cause to be taken, all actions and do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate the transactions contemplated by this Agreement.

    IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first above written.

                                99CENTS ONLY STORES
                                A CALIFORNIA CORPORATION

                                By:  /s/ DAVID GOLD
                                     -----------------------------------------
                                     Name: David Gold
                                     Title: President and Chief Executive
                                     Officer

                                UNIVERSAL INTERNATIONAL, INC.
                                A MINNESOTA CORPORATION

                                By:  /s/ RICHARD ENNEN
                                     -----------------------------------------
                                     Name: Richard Ennen
                                     Title: President and Chief Executive
                                     Officer